As filed with the Securities and Exchange Commission on January 23, 2004

Registration No. 333-105697

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOOKSMART, LTD.

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	133904355 (I.R.S. Employer Identification No.)

625 SECOND STREET

SAN FRANCISCO, CA 94107

(415) 348-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Martin E. Roberts, Esq.

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

(415) 348-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:    From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

By means of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-105697) (the “Registration Statement”) of LookSmart, Ltd., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on May 30, 2003, as amended, registering 1,217,000 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), the Registrant hereby deregisters all shares of Common Stock unsold under the Registration Statement pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that LookSmart, Ltd. meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 23, 2004.

LOOKSMART, LTD.

By:	/s/ Damian Smith

Damian Smith, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAMIAN SMITH Damian Smith	Chief Executive Officer (Principal Executive Officer)	January 23, 2004

/s/ WILLIAM LONERGAN* William Lonergan	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2004

/s/ EVAN THORNLEY* Evan Thornley	Chairman	January 23, 2004

/s/ ANTHONY CASTAGNA* Anthony Castagna	Director	January 23, 2004

/s/ TERESA DIAL* Teresa Dial	Director	January 23, 2004

/s/ TRACEY ELLERY* Tracey Ellery	Director	January 23, 2004

/s/ MARK SANDERS* Mark Sanders	Director	January 23, 2004

/s/ GREG SANTORA* Greg Santora	Director	January 23, 2004

/s/ EDWARD WEST * Edward West	Director	January 23, 2004

*By:	/s/ Martin Robert

Martin Robert General Counsel, Vice President and Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
24.1	Power of Attorney (1)

(1)	Incorporated by reference to our registration statement on Form S-3 (Reg. No. 333-105697), Exhibit 24.1.

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